EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-82344, Form S-3 No. 333-69052, Form S-3 No. 333-72964, Form
S-3 No. 333-48680,  Form S-3 No. 333-31217, and Form S-3 No. 33-77286) of Aphton
Corporation and in the related Prospectuses of our report dated March 21, 2002, with respect to the financial statements of Aphton Corporation included in this Annual Report (Form 10-K) as of and for the eleven months ended December 31, 2001.

                                                        /s/ Ernst & Young LLP

Miami, Florida
March 28, 2002